news release

GODADDY REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
2021 Full Year Revenue Growth of 15%, Bookings Growth of 12%
Announces a multi-year $3 billion share repurchase plan starting with intent to launch a $750 million accelerated share repurchase in the first quarter of 2022

SCOTTSDALE, Ariz., February 10, 2022 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the fourth quarter and year ended December 31, 2021.
"GoDaddy accelerated its pace of execution across the business in 2021 and delivered another great year of results," said GoDaddy CEO Aman Bhutani. "Strong receptivity to our recent OmniCommerce launch shows how we can grow the value we deliver to our customers, and we're excited to continue on our mission of helping small businesses succeed in the year ahead."

"GoDaddy delivered strong financial results in 2021, including generating over $1 billion in quarterly revenue for the first time in the company's history," said GoDaddy CFO Mark McCaffrey. "We're also pleased to announce a $3 billion share repurchase plan, with the intent to launch a $750M accelerated share repurchase in the first quarter of 2022."

Consolidated Fourth Quarter Financial Highlights

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change	Constant Currency	2021	2020	Change
	(in millions, except customers in thousands and ARPU)
GAAP Results
Total revenue	$1,019.3	$873.9	16.6%	16.3%	$3,815.7	$3,316.7	15.0%
Domains revenue	$497.3	$402.2	23.6%		$1,809.9	$1,515.1	19.5%
Hosting and presence revenue	$329.9	$308.8	6.8%		$1,283.4	$1,200.6	6.9%
Business applications revenue	$192.1	$162.9	17.9%		$722.4	$601.0	20.2%
International revenue	$330.8	$293.2	12.8%	11.9%	$1,270.8	$1,105.4	15.0%
Net income (loss)	$87.4	$70.8	23.4%		$242.8	$(494.1)	NM
Net cash provided by operating activities	$172.2	$165.9	3.8%		$829.3	$764.6	8.5%
Non-GAAP Results
Unlevered free cash flow	$203.2	$181.1	12.2%		$960.0	$825.4	16.3%
Operating Metrics
Total bookings	$1,050.1	$943.1	11.3%	11.4%	$4,231.7	$3,775.5	12.1%
Total customers at period end	21,233	20,646	2.8%		21,233	20,646	2.8%
Average revenue per user (ARPU)	$182	$166	9.7%		$182	$166	9.7%

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Business Updates
•In January, GoDaddy named Roger Chen as Chief Operating Officer. Roger has a proven track record of leadership, execution and operational excellence as demonstrated by his most recent successful tenure as President of the company's Domain Registrars and Investors business.
•GoDaddy's OmniCommerce shows strong signals of adoption within first quarter of launch. Over a thousand point-of-sale devices sold and tens of thousands of GoDaddy Payments applications from customers. 60% of customers with the commerce tier of Websites + Marketing and nearly a quarter of our Managed WordPress customers with commerce enabled have adopted GoDaddy Payments over well-known competitors.
•Annualized recurring revenue (ARR) from GoDaddy's “Create and Grow” group of products, which includes Websites + Marketing, Managed WordPress, Sellbrite, and GoDaddy Studios, surpassed $410 million, growing 19% year over year in the fourth quarter of 2021.
•GoDaddy’s Websites + Marketing ARR grew more than 20% year over year in the fourth quarter of 2021.
•The commerce tier of GoDaddy's Websites + Marketing ARR grew 24% year over year in the fourth quarter of 2021.
•GoDaddy sees strong growth in its commerce offerings with gross merchandise volume (GMV) of $26 billion, up 21% year over year on a proforma basis.
•In January, GoDaddy launched Social Site, GoDaddy Studio's bio site tool. Users can generate a personalized “go.studio” link to a simple, free site where they can aggregate links to their entire online presence, helping them grow their business by driving traffic to their top content.
•During the fourth quarter, GoDaddy acquired Pagely, a leader in Managed WordPress. GoDaddy plans to build a world-class WooCommerce SaaS platform providing the highest levels of reliability, scalability, flexibility, security and performance.
•GoDaddy launched several Pro Hub enhancements including: priority care ticketing, commission-based incentives, percent-based pricing for new reseller customers, a drastically simplified product pricing process, and client reporting capabilities.
•For the fourth year in a row, The Human Rights Campaign awarded GoDaddy a perfect score in its 2022 Corporate Equality Index.
Balance Sheet
At December 31, 2021, total cash and cash equivalents were $1,255.7 million, total debt was $3,921.2 million and net debt was $2,665.5 million.
Business Outlook
For the first quarter ending March 31, 2022, GoDaddy expects total revenue in the range of $985 million to $990 million, representing year over year growth of 10% at the midpoint, versus last year.
For the full year ending December 31, 2022, GoDaddy expects total revenue in the range of $4.14 billion to $4.16 billion, representing year over year growth of 9% at the midpoint, versus the $3.82 billion of revenue generated in 2021.
GoDaddy expects unlevered free cash flow of approximately $1.1 billion, representing growth of 15%, year over year, versus the $960 million of unlevered free cash generated in 2021.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Modeling Guide	2022

Capital expenditures	~ $65 million
Cash interest on long-term debt	~ $120 million
Cash income taxes	~ $20 million
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
2022 Investor Day
GoDaddy will host a virtual investor day on Friday, February 11, 2022 beginning at 1:00 p.m. Eastern Time. Members of GoDaddy's management team will host a series of presentations that focus on the company's long-term strategy, innovation initiatives, financial framework, capital allocation strategy, including share repurchase and go-forward revenue presentation. In addition, as part of its presentations, GoDaddy expects to provide a more detailed outlook for Q1 2022, full-year 2022 and three-year growth targets for revenue, normalized EBITDA and unlevered free cash flow. The presentations will also be followed by a live Q&A session. To participate in the call, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx for webcast information. A live webcast of the call, together with a slide presentation, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
Quarterly Conference Call and Webcast
GoDaddy will host a webcast to discuss fourth quarter 2021 results at 5:00 p.m. Eastern Time on February 10, 2022. To participate in the call, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx for webcast information. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, including international expansion plans, partner integrations and marketing strategy; future financial results; GoDaddy’s ability to integrate its acquisitions and achieve desired synergies and vertical integration; changes to executive leadership; as well as the impact of the COVID-19 pandemic on our business, customers, employees and third-party partners; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of COVID-19; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as well as those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Non-GAAP Financial Measures and Other Operating Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and also facilitates period-to-period comparisons of our performance.
Total customers. We define a customer as an individual or entity, as of the end of a period, having an account with one or more paid product subscriptions. A single user may be counted as a customer more than once if they maintain paid subscriptions in multiple accounts. Total customers is one way we measure the scale of our business and is an important part of our ability to increase our revenue base.
Average revenue per user. We calculate ARPU as total revenue during the preceding 12-month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers.
Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Net debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross merchandise volume. GMV is an operating metric calculated by annualizing the total quarterly dollar value of orders facilitated by our customers through our Commerce platforms, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is an indicator of the strengths of our products and platforms.
Annualized recurring revenue. ARR is defined as quarterly recurring revenue (QRR) multiplied by four. QRR represents the quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online and in-person. GoDaddy is the place people come to name their idea, build a professional website, attract customers, sell their products and services, and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company, visit www.GoDaddy.com.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Domains	$497.3	$402.2	$1,809.9	$1,515.1
Hosting and presence	329.9	308.8	1,283.4	1,200.6
Business applications	192.1	162.9	722.4	601.0
Total revenue	1,019.3	873.9	3,815.7	3,316.7
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	373.2	301.9	1,372.2	1,158.6
Technology and development	175.5	148.6	706.3	560.4
Marketing and advertising	120.7	125.6	503.9	438.5
Customer care	75.2	74.3	306.1	316.9
General and administrative	84.9	79.7	345.8	323.8
Restructuring and other	15.1	(0.1)	(0.3)	43.6
Depreciation and amortization	49.9	51.4	199.6	202.7
Total costs and operating expenses	894.5	781.4	3,433.6	3,044.5
Operating income	124.8	92.5	382.1	272.2
Interest expense	(32.2)	(26.8)	(126.0)	(91.3)
Loss on debt extinguishment	—	—	—	—
Tax receivable agreements liability adjustment	—	—	—	(674.7)
Other income (expense), net	(1.1)	(0.3)	(2.5)	(1.6)
Income (loss) before income taxes	91.5	65.4	253.6	(495.4)
Benefit (provision) for income taxes	(4.1)	5.4	(10.8)	1.3
Net income (loss)	87.4	70.8	242.8	(494.1)
Less: net income attributable to non-controlling interests	0.2	0.3	0.5	1.0
Net income (loss) attributable to GoDaddy Inc.	$87.2	$70.5	$242.3	$(495.1)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.52	$0.42	$1.44	$(2.94)
Diluted	$0.52	$0.41	$1.42	$(2.94)
Weighted-average shares of Class A common stock outstanding:
Basic	166,481	168,345	167,906	168,636
Diluted	168,304	172,423	171,105	168,636
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.2	$0.2	$0.9	$0.7
Technology and development	27.8	24.6	110.0	90.2
Marketing and advertising	6.0	6.0	24.8	21.7
Customer care	3.9	3.5	14.1	12.0
General and administrative	15.1	15.1	58.1	66.9
Total equity-based compensation expense	$53.0	$49.4	$207.9	$191.5

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,255.7	$765.2
Accounts and other receivables	63.6	41.8
Registry deposits	40.9	31.1
Prepaid domain name registry fees	419.7	392.4
Prepaid expenses and other current assets	109.9	60.8
Total current assets	1,889.8	1,291.3
Property and equipment, net	220.0	257.3
Operating lease assets	109.2	142.0
Prepaid domain name registry fees, net of current portion	181.4	176.1
Goodwill	3,540.8	3,275.1
Intangible assets, net	1,384.7	1,255.1
Other assets	91.2	36.0
Total assets	$7,417.1	$6,432.9
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$85.2	$51.0
Accrued expenses and other current liabilities	437.3	527.6
Deferred revenue	1,890.1	1,711.3
Long-term debt	24.1	24.3
Total current liabilities	2,436.7	2,314.2
Deferred revenue, net of current portion	743.3	725.1
Long-term debt, net of current portion	3,858.2	3,090.1
Operating lease liabilities, net of current portion	142.7	166.7
Other long-term liabilities	77.7	56.6
Deferred tax liabilities	75.3	92.0
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,594.7	1,308.8
Accumulated deficit	(1,474.6)	(1,190.9)
Accumulated other comprehensive loss	(38.6)	(131.0)
Total stockholders' equity (deficit) attributable to GoDaddy Inc.	81.7	(12.9)
Non-controlling interests	1.5	1.1
Total stockholders' equity (deficit)	83.2	(11.8)
Total liabilities and stockholders' equity (deficit)	$7,417.1	$6,432.9

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2021	2020
Operating activities
Net income (loss)	$242.8	$(494.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	199.6	202.7
Equity-based compensation	207.9	191.5
Non-cash restructuring and other charges	15.1	29.0
Tax receivable agreements liability adjustment	—	674.7
Other	20.9	32.7
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(37.8)	(17.5)
Accounts payable	34.2	(20.5)
Accrued expenses and other current liabilities	40.9	22.3
Deferred revenue	190.7	215.6
Other operating assets and liabilities	(85.0)	(71.8)
Net cash provided by operating activities	829.3	764.6
Investing activities
Maturities of short-term investments	—	23.7
Business acquisitions, net of cash acquired	(367.7)	(424.7)
Purchases of intangible assets	(202.1)	(15.0)
Purchases of property and equipment	(51.1)	(66.5)
Purchases of equity investments	(40.0)	—
Other investing activities, net	25.3	0.2
Net cash used in investing activities	(635.6)	(482.3)
Financing activities
Proceeds received from:
Issuance of term loans	—	746.3
Issuance of Senior Notes	800.0	—
Stock option exercises	42.7	77.7
Issuance of Class A common stock under employee stock purchase plan	30.7	29.6
Payments made for:
Settlement of tax receivable agreements	(0.2)	(849.8)
Repurchases of Class A common stock	(526.0)	(541.7)
Repayment of term loans	(32.4)	(28.7)
Financing-related costs	(9.6)	(6.4)
Contingent consideration for business acquisitions	(4.7)	(0.5)
Other financing obligations	(2.4)	(8.2)
Net cash provided by (used in) financing activities	298.1	(581.7)
Effect of exchange rate changes on cash and cash equivalents	(1.3)	1.8
Net increase (decrease) in cash and cash equivalents	490.5	(297.6)
Cash and cash equivalents, beginning of period	765.2	1,062.8
Cash and cash equivalents, end of period	$1,255.7	$765.2

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(in millions)
Total Bookings:
Total revenue	$1,019.3	$873.9	$3,815.7	$3,316.7
Change in deferred revenue	(21.5)	11.9	186.6	210.5
Net refunds	52.1	55.9	224.2	247.3
Other	0.2	1.4	5.2	1.0
Total bookings	$1,050.1	$943.1	$4,231.7	$3,775.5

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$172.2	$165.9	$829.3	$764.6
Cash paid for interest on long-term debt	29.8	31.9	104.2	80.5
Cash paid for acquisition-related costs(1)	11.4	7.0	64.9	27.4
Capital expenditures	(17.4)	(27.4)	(51.1)	(66.5)
Cash paid for restructuring charges(2)	7.2	3.7	12.7	19.4
Unlevered free cash flow	$203.2	$181.1	$960.0	$825.4
_________________________________
(1)Cash paid for acquisition-related costs in 2021 includes $29.4 million in compensatory payments expensed in connection with our acquisition of Poynt.
(2)Cash paid for restructuring charges includes lease-related payments related to our closed operations in connection with the June 2020 restructuring.

The following table provides a reconciliation of net debt:

December 31, 2021
(in millions)
Net Debt:
Current portion of long-term debt	$24.1
Long-term debt	3,858.2
Unamortized original issue discount and debt issuance costs	38.9
Total debt	3,921.2
Less: Cash and cash equivalents	(1,255.7)
Net debt	$2,665.5
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	December 31,
	2021	2020

	(in thousands)
Shares Outstanding:
Class A common stock	166,901	169,157
Class B common stock	320	688
Total common stock outstanding	167,221	169,845
Effect of dilutive securities(1)	1,503	3,156
	168,724	173,001
_________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:
Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

© 2022 GoDaddy Inc. All Rights Reserved.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net